UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2019 (July 19, 2019)

TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Liberty Street, 14th Floor, New York, New York 10281
(Address of principal executive offices, including zip code)

646-992-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2019, TerraForm Power, Inc. (“Company”) announced that it had entered into an agreement to acquire an approximately 320 megawatt distributed generation portfolio in the United States (“Portfolio”) from subsidiaries of AltaGas Ltd., a Canadian corporation (“AltaGas”), for a total commitment of $720 million (“Acquisition”).  On July 19, 2019, Terraform Arcadia Holdings, LLC (“Buyer”), a Delaware limited liability company and wholly owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with WGL Energy Systems, Inc., a Delaware corporation (“WGL”), and WGSW, Inc., a Delaware corporation (“WGSW” and together with WGL, “Sellers”), both subsidiaries of AltaGas Ltd. Pursuant to the Purchase Agreement, the Buyer agreed to purchase from Sellers the issued and outstanding membership interests in certain subsidiaries of the Sellers and thereby acquire the Portfolio. The Purchase Agreement contains customary representations, warranties, covenants and closing conditions and the transaction is expected to close in the third quarter of 2019.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Ragusa as Chief Accounting Officer

On July 22, 2019, Mr. Michael Ragusa resigned from his position as Chief Accounting Officer of the Company, effective at the close of business on August 9, 2019. We are grateful to Mr. Ragusa for his service and wish him the best with the new opportunity he is pursuing.

Item 7.01 Regulation FD Disclosure.

Acquisition Announcement

On July 22, 2019, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Membership Interest Purchase Agreement, dated as of July 19, 2019, by and between Terraform Arcadia Holdings, LLC, a Delaware limited liability company, WGL Energy Systems, Inc., a Delaware corporation, and WGSW, Inc., a Delaware corporation

99.1	Press Release, dated July 22, 2019, titled “TerraForm Power to Acquire Large-Scale U.S. Distributed Generation Platform”

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: July 22, 2019	By:	/s/ William Fyfe
	Name:	William Fyfe
	Title:	General Counsel